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          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                       Form 8-K

                    CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF
          THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported):
                      JANUARY 20, 1999




              UNITED TENNESSEE BANKSHARES, INC.
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       (Exact name of registrant as specified in charter)



  TENNESSEE                 0-23551               62-1710108
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(State or other           (Commission         (I.R.S. Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



344 BROADWAY, NEWPORT, TENNESSEE                     37821
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(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:(423)623-6088
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ITEM 5.   OTHER EVENTS
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     On January 20, 1999, United Tennessee Bankshares, Inc.
(the "Registrant") filed a private letter ruling request with the Internal Revenue Service regarding the tax-free nature of a possible return of capital distribution to its shareholders.
The ruling request seeks confirmation from the IRS that a distribution of cash to its shareholders on the terms described would be treated a tax-free return of capital rather than as a taxable dividend. The Registrant is merely considering this action at this time and no firm decision, including the amount or timing of any such distribution, has been made.

     On January 22, 1999, the Registrant announced that its Board of Directors had approved a 1999 Stock Option Plan (the "SOP") and a Management Recognition Plan (the "MRP"), subject to the approval of the Company's shareholders at the annual meeting scheduled for May 18, 1999. The Registrant has reserved 145,475 shares of its common stock, no par value ("Common Stock"), (equal to 10% of shares outstanding) for issuance pursuant to the options granted under the SOP. These shares will be either newly issued shares or shares purchased on the open market. The Board of Directors has authorized the issuance of 58,190 shares of Common Stock (equal to 4% of shares outstanding) as restricted stock pursuant to the MRP. The MRP Trust is expected to begin purchasing these shares on the open market shortly.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.
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     None.


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                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         UNITED TENNESSEE BANKSHARES, INC.




                         By: /s/ Richard G. Harwood
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                             Richard G. Harwood
                             President and Chief Executive
                                Officer


Date: January 22, 1999